EX-28.g.1.h

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment (“Amendment”), dated and effective as of May 17, 2017, to the Global Custody Agreement, dated April 4, 2003 as amended (the “Agreement”), between JPMorgan Chase Bank, National Association (the “Bank”) and Nationwide Mutual Funds (“Customer”), successor in interest to Gartmore Mutual Funds, on behalf of each series set forth on the Fund List (each a “Fund”) attached hereto, is made by and between the Bank and Customer, on behalf of each Fund.

W I T N E S S E T H:

WHEREAS Bank and Customer entered into the Agreement pursuant to which the Bank provides custody and related services to each Fund as more fully described therein; and

WHEREAS, in accordance with the Agreement, Bank and Customer, on behalf of each Fund, now wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Agreement shall be amended as follows:

a.	The Agreement is amended to incorporate the Fund List, which is attached to this Amendment and any reference to the Fund List shall mean the Fund List as attached to this Amendment, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Agreement.

b.	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3.	Representations. Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.	Entire Agreement. This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement, then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail.

5.	Counterparts. This Amendment may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

6.	Law and Jurisdiction. This Amendment will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum.

EX-28.g.1.h

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Anna Marie Calla Minniti
Name:	Anna Marie Calla Minniti
Title:	Vice President

NATIONWIDE MUTUAL FUNDS on behalf of each Fund on Fund List

By:	/s/ Lee T. Cummings
Name:	Lee. T. Cummings
Title:	SVP

EX-28.g.1.h

FUND LIST

to

GLOBAL CUSTODY AGREEMENT

DATED APRIL 4, 2003

BETWEEN

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

AND NATIONWIDE MUTUAL FUNDS

Effective May 17, 2017

Fund Name

Nationwide Amundi Global High Yield Fund

Nationwide Amundi Strategic Income Fund

Nationwide Amundi World Bond Fund

Nationwide Bailard Cognitive Value Fund

Nationwide Bailard Emerging Markets Equity Fund

Nationwide Bailard Technology & Science Fund

Nationwide Bailard International Equities Fund

Nationwide Bond Fund

Nationwide Bond Index Fund

Nationwide Core Plus Bond Fund

Nationwide Destination 2010 Fund

Nationwide Destination 2015 Fund

Nationwide Destination 2020 Fund

Nationwide Destination 2025 Fund

Nationwide Destination 2030 Fund

Nationwide Destination 2035 Fund

Nationwide Destination 2040 Fund

Nationwide Destination 2045 Fund

Nationwide Destination 2050 Fund

Nationwide Destination 2055 Fund

Nationwide Destination 2060 Fund

Nationwide Emerging Markets Debt Fund

Nationwide Fund

Nationwide Geneva Mid Cap Growth Fund

Nationwide Geneva Small Cap Growth Fund

Nationwide Global Equity Fund

Nationwide Government Bond Fund

Nationwide Government Money Market Fund

Nationwide Growth Fund

Nationwide HighMark Bond Fund

Nationwide HighMark California Intermediate Tax Free Bond Fund

Nationwide HighMark Large Cap Core Equity Fund

Nationwide HighMark National Intermediate Tax Free Bond Fund

Nationwide HighMark Short Term Bond Fund

Nationwide HighMark Small Cap Core Fund

Nationwide High Yield Bond Fund

Nationwide Inflation-Protected Securities Fund

Nationwide International Index Fund

Nationwide International Small Cap Fund

Nationwide Investor Destinations Aggressive Fund

Nationwide Investor Destinations Moderately Aggressive Fund

Nationwide Investor Destinations Moderate Fund

Nationwide Investor Destinations Moderately Conservative Fund

Nationwide Investor Destinations Conservative Fund

Nationwide Loomis All Cap Growth Fund

Nationwide Mid Cap Market Index Fund

Nationwide Portfolio Completion Fund

EX-28.g.1.h

Fund Name

Nationwide S&P 500 Index Fund

Nationwide Small Cap Index Fund

Nationwide Small Company Growth Fund

Nationwide U.S. Small Cap Value Fund

Nationwide Ziegler Equity Income Fund

Nationwide Ziegler NYSE Arca Tech 100 Income Fund

Nationwide Ziegler Wisconsin Tax Exempt Fund